    As filed with the Securities and Exchange Commission on October 5, 1999
                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          TOREADOR ROYALTY CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             75-0991164
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

      4809 COLE AVENUE, SUITE 108
             DALLAS, TEXAS                                          75205
(Address of Principal Executive Offices)                          (Zip Code)

                   AMENDED AND RESTATED 1990 STOCK OPTION PLAN
                            (Full title of the plan)

                       ----------------------------------
                              G. THOMAS GRAVES III
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          TOREADOR ROYALTY CORPORATION
                           4809 COLE AVENUE, SUITE 108
                               DALLAS, TEXAS 75205
                     (Name and address of agent for service)

                                 (214) 559-3933
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                JANICE V. SHARRY
                              HAYNES AND BOONE, LLP
                           901 MAIN STREET, SUITE 3100
                               DALLAS, TEXAS 75202
                                 (214) 651-5562

                         CALCULATION OF REGISTRATION FEE

     Title of Securities        Amount To Be    Proposed Maximum Offering        Proposed Maximum              Amount of
     To Be Registered(1)       Registered(2)        Price per Share(3)      Aggregate Offering Price(3)   Registration Fee(3)
     -------------------       -------------    -------------------------   ---------------------------   -------------------
COMMON STOCK,
$.15625 PAR VALUE..........       295,000                 $3.66                     $1,079,700                  $300.16

(1) This registration statement also covers an equal number of rights to purchase shares of Toreador Royalty Corporation's Series A Junior Participating Preferred Stock, par value $1.00 per share, issuable pursuant to Toreador Royalty Corporation's Rights Agreement, which rights will be transferrable only with related shares of Common Stock.

(2) This registration statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the antidilution provisions of the employee benefit plan described herein and as promulgated by Rule 416 of the Securities Act of 1933, as amended.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market on October 1, 1999.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Toreador Royalty Corporation (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (Commission File No. 000-02517, filed on April 15, 1999 with the Commission);

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998;

         (c) The description of the Common Stock of the Registrant contained in the Registration Statement filed under Section 12 of the Exchange Act (Commission File No. 000-02517), previously filed by the Registrant with the Commission, including any amendment or report filed for the purpose of updating such description; and

         (d) The description of Rights to purchase Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Registrant (which rights are transferable only with related shares of Common Stock) contained in the Registration Statement filed under Section 12 of the Exchange Act (Commission File No. 000-02517), previously filed by the Registrant with the Commission, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant is a Delaware corporation. The Certificate of Incorporation, as amended (the "Charter"), of the Registrant limits the liability of directors of the Registrant (in their capacity as directors but not in their capacity as officers) to the Registrant or its stockholders to the fullest extent permitted by Delaware law. Specifically, under Delaware law, directors of the Registrant will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law ("DGCL"), which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper benefit.

         Section 145 of the DGCL provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         The Charter of the Registrant provides for indemnification, to the fullest extent authorized by the Bylaws of the Registrant, the DGCL, indemnification contract, or otherwise. Reference is made to Article 9 of the Registrant's Amended and Restated Bylaws that provides for indemnification of directors and officers of the Registrant, subject to certain limitations.

         The Registrant maintains a directors' and officers' liability insurance policy insuring its directors and officers against certain liabilities and expenses incurred by them in their capacities as such and insuring the Registrant, under certain circumstances, in the event that indemnification payments are made by the Registrant to such directors and officers.

         The foregoing summaries are necessarily subject to the complete text of the statutes, Charter, Bylaws and insurance policy referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.

Exhibit No.       Description
-----------       -----------
4.1               Toreador Royalty Corporation Amended and Restated 1990 Stock Option Plan
                  Nonqualified Stock Option Agreement, dated September 24, 1998, between
                  Toreador Royalty Corporation and G. Thomas Graves III (previously filed as
                  Exhibit 10.13 to Toreador Royalty Corporation Annual Report on Form 10-K
                  for the year ended December 31, 1998, and incorporated herein by reference).

4.2               Toreador Royalty Corporation Amended and Restated 1990 Stock Option Plan
                  Nonqualified Stock Option Agreement, dated September 24, 1998, between
                  Toreador Royalty Corporation and John Mark McLaughlin (previously filed as
                  Exhibit 10.14 to Toreador Royalty Corporation Annual Report on Form 10-K
                  for the year ended December 31, 1998, and incorporated herein by reference).

5.1*              Opinion of Haynes and Boone, LLP.

23.1*             Consent of Haynes and Boone, LLP (included in the opinion of Haynes and
                  Boone, LLP, filed herewith as Exhibit 5.1).

23.2*             Consent of PricewaterhouseCoopers LLP, independent public accountants, to incorporation by reference.

23.3* Consent of Harlan Consulting, independent petroleum engineers, to incorporation by reference.

24.1*             Power of attorney (included on signature page to this Registration Statement).


----------------------
* Filed herewith.

Item 9.  Undertakings.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 1, 1999.


                                     TOREADOR ROYALTY CORPORATION
                                             (Registrant)


                                     By: /s/ G. THOMAS GRAVES III
                                        ----------------------------------------
                                           G. Thomas Graves III
                                           President and Chief Executive Officer


         KNOW BY ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Toreador Royalty Corporation, a Delaware corporation, hereby constitutes and appoints G. Thomas Graves III his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.




             SIGNATURE                             CAPACITY IN WHICH SIGNED                      DATE
-----------------------------------     -----------------------------------------------     ---------------


/s/ G. THOMAS GRAVES III
-----------------------------------     President, Chief Executive Officer and Director     October 1, 1999
G. Thomas Graves III


/s/ J.W. BULLION
-----------------------------------     Secretary and Director                              October 1, 1999
J.W. Bullion


/s/ EDWARD NATHAN DANE
-----------------------------------     Director                                            October 1, 1999
Edward Nathan Dane


/s/ PETER L. FALB
-----------------------------------     Director                                            October 1, 1999
Peter L. Falb


/s/ THOMAS P. KELLOGG, JR.
-----------------------------------     Director                                            October 1, 1999
Thomas P. Kellogg, Jr.


/s/ WILLIAM I. LEE
-----------------------------------     Director                                            October 1, 1999
William I. Lee


/s/ JOHN MARK MCLAUGHLIN
-----------------------------------     Chairman and Director                               October 1, 1999
John Mark McLaughlin


/s/ DOUGLAS WEIR
-----------------------------------     Vice-President - Finance and Treasurer              October 1, 1999
Douglas Weir                            (Principal Financial and Accounting Officer)

                               INDEX TO EXHIBITS

Exhibit No.       Description
-----------       -----------
4.1               Toreador Royalty Corporation Amended and Restated 1990 Stock Option Plan
                  Nonqualified Stock Option Agreement, dated September 24, 1998, between
                  Toreador Royalty Corporation and G. Thomas Graves III (previously filed as
                  Exhibit 10.13 to Toreador Royalty Corporation Annual Report on Form 10-K
                  for the year ended December 31, 1998, and incorporated herein by reference).

4.2               Toreador Royalty Corporation Amended and Restated 1990 Stock Option Plan
                  Nonqualified Stock Option Agreement, dated September 24, 1998, between
                  Toreador Royalty Corporation and John Mark McLaughlin (previously filed as
                  Exhibit 10.14 to Toreador Royalty Corporation Annual Report on Form 10-K
                  for the year ended December 31, 1998, and incorporated herein by reference).

5.1*              Opinion of Haynes and Boone, LLP.

23.1*             Consent of Haynes and Boone, LLP (included in the opinion of Haynes and
                  Boone, LLP, filed herewith as Exhibit 5.1).

23.2*             Consent of PricewaterhouseCoopers LLP, independent public accountants, to incorporation by reference.

23.3* Consent of Harlan Consulting, independent petroleum engineers, to incorporation by reference.

24.1*             Power of attorney (included on signature page to this Registration Statement).


------------------------
* Filed herewith.